Exhibit 99.4

Letter To Beneficial Holders
REGARDING THE OFFER TO EXCHANGE

     Any and All Outstanding 4.998% Series A Senior Secured Bonds Due 2005
for 4.998% Series A-1 Senior Secured Bonds Due 2005
and
Any and All Outstanding 8.812% Series B Senior Secured Bonds Due 2026
for 8.812% Series B-1 Senior Secured Bonds Due 2026
of
NORTHEAST GENERATION COMPANY

Pursuant to the Prospectus Dated [       ], 2001

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [      ], 2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

[      ], 2001

To Our Clients:

    Enclosed for your consideration is a Prospectus dated [      ], 2001 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Northeast Generation Company, a Connecticut corporation (the "Company"), to exchange up to $120,000,000 in principal amount of its 4.998% Series A-1 Senior Secured Bonds due 2005 (the "Series A-1 Bonds") and up to $320,000,000 in principal amount of its 8.812% Series B-1 Senior Secured Bonds due 2005 (the "Series B Bonds", and collectively with the Series A-1 Bonds, the "Exchange Bonds"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 4.998% Series A Senior Secured Bonds due 2005 (the "Series A Bonds") and any and all outstanding 8.812% Series B Senior Secured Bonds due 2026 (the "Series B Bonds", and collectively with the Series A Bonds, the "Old Bonds"), issued and sold in a transaction exempt from registration under the Securities Act, upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer.

    These materials are being forwarded to you as the beneficial owner of Old Bonds carried by us for your account or benefit but not registered in your name. A tender of any Old Bonds may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Bonds registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Bonds in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Bonds, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Bonds.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Bonds on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [      ], 2002. Old Bonds tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    If you wish to have us tender any or all of your Old Bonds held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Bonds held by us and registered in our name for your account or benefit.

INSTRUCTION TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 4.998% SERIES A SENIOR SECURED BONDS DUE 2005 AND/OR
8.812% SERIES B SENIOR SECURED BONDS DUE 2026
OF NORTHEAST GENERATION COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company.

    This will instruct you to tender the principal amount of Old Bonds indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

    The aggregate face amount of the Old Bonds held by you for the account of the undersigned is (fill in amount):

$	of the 4.998% Series A Senior Secured Bonds due 2005.
$	of the 8.812% Series B Senior Secured Bonds due 2026.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER the following Old Bonds held by you for the account of the undersigned (insert principal amount of Old Bonds to be tendered, if any):

$	of the 4.998% Series A Senior Secured Bonds due 2005.
$	of the 8.812% Series B Senior Secured Bonds due 2026.

/ / NOT to TENDER any Old Bonds held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Bonds held by you for the account of the undersigned, it is understood that you are authorized:

  (a)
  to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Bonds, including but not limited to the representations that:
  (i)
  the undersigned is acquiring any Exchange Bonds it receives in the Exchange Offer in the ordinary course of business of the undersigned;
  (ii)
  the undersigned has no arrangement or understanding with any person to participate in the distribution of the Exchange Bonds in violation of the Securities Act;
  (iii)
  the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company;
  (iv)
  if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, the distribution of the Exchange Bonds;

    (v)
    if the undersigned is a broker-dealer, the undersigned will receive the Exchange Bonds in exchange for Old Bonds that it acquired as a result of its market-making or other trading activities, for its own account and it will deliver a prospectus in connection with any resale of the Exchange Bonds it receives; provided, however, that by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;
    (vi)
    if the undersigned is a broker-dealer registered under the Securities Exchange Act of 1934 or is participating in the Exchange Offer for the purpose of distributing the Exchange Bonds, the undersigned acknowledges that: (x) it must deliver a prospectus complying with the requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Bonds acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (see the section of the Prospectus entitled "The Exchange Offer—Effect of the Exchange Offer"); and (y) a secondary resale transaction by the undersigned and any resales of Exchange Bonds obtained by the undersigned in exchange for the Old Bonds acquired by the undersigned directly from the Company must be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Securities and Exchange Commission.

  (b)
  to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

  (c)
  to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Bonds.

  SIGN HERE

Name of Beneficial Owner(s)
Signature(s)
Name(s) (please print)
Address
Principal place of business (if different from address listed above)
Telephone Number(s)
Taxpayer Identification or Social Security Number(s)
Date